Exhibit 99.1

AquaBounty Technologies Announces Second Quarter 2023 Financial Results

MAYNARD, Mass., August 1, 2023 -- AquaBounty Technologies, Inc. (NASDAQ: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the Company’s financial results for the second quarter and six months ended June 30, 2023.

Second Quarter 2023 Highlights and Recent Developments

•	Generated $788 thousand in product revenue in the second quarter, a year-over-year decrease of 26% as compared to $1.1 million in the second quarter of 2022.
•	Net loss in the second quarter of 2023 was $6.5 million, as compared to $5.5 million in the second quarter of 2022.
•	Cash and cash equivalents and restricted cash totaled $43.8 million as of June 30, 2023, as compared to $102.6 million as of December 31, 2022.

Management Commentary

“Our second quarter results were impacted by a significant decline in market prices for Atlantic salmon, despite the fact that our Indiana farm had its highest quarterly output to date,” said Sylvia Wulf, Board Chair and Chief Executive Officer of AquaBounty.    “The demand for our fish continues to exceed our supply and we continue to identify opportunities to increase our production to meet this demand.”

“We announced in early June that the Company was pausing the construction of our farm in Pioneer, Ohio due to a substantial increase in its estimated cost of completion.  The Company is currently evaluating both the cost estimate and our options for moving forward, including alternative financing solutions to bring the project to completion.  We previously announced our entry into a contractual commitment with a new construction firm who is assisting us in evaluating construction costs and who would lead construction of the facility going forward.

“Progress continues on the expansion of our broodstock and egg production capabilities at our farm on Prince Edward Island; and we continue to explore new business development opportunities which leverage our core strengths, and which could be applied to new species, including conventional salmon and other finfish, and new geographical territories worldwide. As always, I look forward to providing my fellow shareholders with an update in the near future,” concluded Wulf.

About AquaBounty

At AquaBounty Technologies, Inc. (NASDAQ: AQB), we believe we are a leader in land-based sustainable aquaculture from start to finish.  As a vertically integrated Company from broodstock to grow out, we are leveraging decades of expertise in fish breeding, genetics, and health & nutrition to deliver disruptive solutions that address food insecurity and climate change issues.  We are committed to feeding the world efficiently, sustainably and profitably. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, including a grow-out farm located in Indiana, United States and a broodstock and egg production farm located on Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook,  Twitter,  LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, including regarding the timing of the contemplated bond financing; timing of construction; and expansion of potential business and partnership opportunities. The forward-looking statements in this press release are neither promises nor guarantees, and you should not place undue reliance on these statements because they involve significant risks and uncertainties about AquaBounty.

AquaBounty may use words such as “continue,” “moving forward,” “believe,” “will,” “may,” the negative forms of these words and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are, among other things, the potential for additional delays and increased costs related to construction of our new farms and renovations to existing farms; a failure to raise additional capital to finance our activities on acceptable terms; an inability to produce and sell our products in sufficient volume and at acceptable cost and prices; any inability to protect our intellectual property and other proprietary rights and technologies; the effect of changes in applicable laws, regulations and policies; our ability to secure any necessary regulatory approvals; the degree of market acceptance of our products; our failure to retain and recruit key personnel; and the price and volatility of our common stock. Forward-looking statements speak only as of the date hereof, and, except as required by law, AquaBounty undertakes no obligation to update or revise these forward-looking statements. For information regarding the risks faced by us, please refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.aquabounty.com and on the SEC’s website at www.sec.gov.

Company & Investor Contact:
AquaBounty Technologies
Dave Conley
Corporate Communications
(613) 294-3078

Media Contact:
Vince McMorrow
Fahlgren Mortine
(614) 906-1671
vince.mcmorrow@Fahlgren.com

AquaBounty Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$42,842,280	$101,638,557
Inventory	2,353,616	2,276,592
Prepaid expenses and other current assets	3,375,949	2,133,583
Total current assets	48,571,845	106,048,732

Property, plant and equipment, net	160,174,487	106,286,186
Right of use assets, net	205,565	222,856
Intangible assets, net	211,287	218,139
Restricted cash	1,000,000	1,000,000
Other assets	52,793	64,859
Total assets	$210,215,977	$213,840,772

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$20,875,113	$12,000,592
Accrued employee compensation	943,248	1,021,740
Current debt	2,406,147	2,387,231
Other current liabilities	4,586	20,830
Total current liabilities	24,229,094	15,430,393

Long-term lease obligations	200,979	203,227
Long-term debt, net	6,441,077	6,286,109
Total liabilities	30,871,150	21,919,729

Commitments and contingencies

Stockholders' equity:
Common stock, $0.001 par value, 150,000,000 shares authorized at June 30, 2023 and December 31, 2022; 71,345,649 and 71,110,713 shares outstanding at June 30,
2023 and December 31, 2022, respectively	71,346	71,111
Additional paid-in capital	385,691,274	385,388,684
Accumulated other comprehensive loss	(401,002)	(516,775)
Accumulated deficit	(206,016,791)	(193,021,977)
Total stockholders' equity	179,344,827	191,921,043

Total liabilities and stockholders' equity	$210,215,977	$213,840,772

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Product revenues	$788,430	$1,069,706	$1,186,276	$2,032,587

Costs and expenses
Product costs	3,790,878	3,250,106	7,350,118	6,525,796
Sales and marketing	194,254	349,917	392,539	597,489
Research and development	178,394	208,292	301,311	375,481
General and administrative	3,067,533	2,831,930	6,068,015	5,208,166
Total costs and expenses	7,231,059	6,640,245	14,111,983	12,706,932

Operating loss	(6,442,629)	(5,570,539)	(12,925,707)	(10,674,345)

Other expense
Interest expense	(65,789)	(74,694)	(132,063)	(149,982)
Other (expense) income, net	(328)	109,191	62,956	176,559
Total other (expense) income	(66,117)	34,497	(69,107)	26,577

Net loss	$(6,508,746)	$(5,536,042)	$(12,994,814)	$(10,647,768)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	111,346	(153,602)	115,773	(70,697)
Unrealized gain on marketable securities	—	121,796	—	7,731
Total other comprehensive income (loss)	111,346	(31,806)	115,773	(62,966)

Comprehensive loss	$(6,397,400)	$(5,567,848)	$(12,879,041)	$(10,710,734)

Basic and diluted net loss per share	$(0.09)	$(0.08)	$(0.18)	$(0.15)
Weighted average number of Common Shares -
basic and diluted	71,344,025	71,068,671	71,256,782	71,036,562

AquaBounty Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(12,994,814)	$(10,647,768)
Adjustment to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	1,066,476	988,292
Share-based compensation	302,825	318,608
Other non-cash charge	9,408	14,860
Changes in operating assets and liabilities:
Inventory	(74,789)	(661,090)
Prepaid expenses and other assets	(1,225,343)	(2,883,505)
Accounts payable and accrued liabilities	748,443	1,705,335
Accrued employee compensation	(78,492)	(91,140)
Net cash used in operating activities	(12,246,286)	(11,256,408)

Investing activities
Purchases of and deposits on property, plant and equipment	(46,586,998)	(30,472,704)
Maturities of marketable securities	—	120,047,915
Purchases of marketable securities	—	(47,621,291)
Other investing activities	(3,263)	12,500
Net cash (used in) provided by investing activities	(46,590,261)	41,966,420

Financing activities
Proceeds from issuance of debt	394,156	42,338
Repayment of term debt	(359,704)	(318,600)
Proceeds from the exercise of stock options and warrants	—	1,538
Net cash provided by (used in) financing activities	34,452	(274,724)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	5,818	(1,387)
Net change in cash, cash equivalents and restricted cash	(58,796,277)	30,433,901
Cash, cash equivalents and restricted cash at beginning of period	102,638,557	89,454,988
Cash, cash equivalents and restricted cash at end of period	$43,842,280	$119,888,889

Reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheet:
Cash and cash equivalents	$42,842,280	$118,888,889
Restricted cash	1,000,000	1,000,000
Total cash, cash equivalents and restricted cash	$43,842,280	$119,888,889

Supplemental disclosure of cash flow information and non-cash transactions:
Interest paid in cash	$124,430	$141,490
Property and equipment included in accounts payable and accrued liabilities	$18,682,066	$3,758,842